Exhibit 24.1

POWER OF ATTORNEY

 Know all men by these presents, that the undersigned constitutes and appoints each of Bruce W. Taylor and David Emerson as his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Form 3, Form 4 or Form 5 and any amendments and supplements to those forms, and to file the same, therewith, with the
Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Date: April 7, 2004     Name:  _/s/ Ronald Bliwas____________
 Ronald Bliwas

60268348v1